Exhibit 10.1

SECOND OMNIBUS AMENDMENT TO TRANSACTION DOCUMENTS

This Omnibus Amendment to Transaction Documents (this “Amendment”) is entered into as of March 7, 2025 by and between Sono Group N.V., a Dutch public limited liability company (the “Company”) and YA II PN, LTD., a Cayman Islands exempt limited partnership (the “Investor”), with reference to (1) the Exchange Agreement entered into on December 30, 2024 between the Company to the Investor (“Exchange Agreement”) and (2) the Securities Purchase Agreement entered into on December 30, 2024,, as amended on February 12, 2025, between the Company and the Investor (the “Securities Purchase Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to them in the Exchange Agreement.

WHEREAS, pursuant to the Exchange Agreement, the Effective Conversion Price (as defined therein) is subject to a floor price equal to 20% of the closing price of the Ordinary Shares immediately prior to the date of the Exchange Agreement.

WHEREAS, in connection with the Company’s efforts to satisfy all the applicable requirements for the listing of its Ordinary Shares on the Nasdaq Capital Market (“Nasdaq”), the Company has requested modification to the floor price as used in the Exchange Agreement, and pursuant to the terms and conditions of this Amendment, the Investor agrees to such modifications.

By this Amendment, the Company and Lender have agreed to the following terms:

1.	Modifications to the Exchange Agreement.

a.	The term “Floor Price” as defined in Section 4(h) of the Exchange Agreement shall hereafter be modified to mean a price per Ordinary Share equal to (i) $4.00, from the Closing Date until the end of the day that is 6 months from the date of the Company’s relisting of its Ordinary Shares on the Nasdaq Capital Market, and (ii) $1.00 thereafter.

b.	The Investor agrees that the termination date with respect to the obligations of the Investor under the Exchange Agreement set forth in Section 6 thereof shall be extended from January 15, 2025, to April 15, 2025.

2.	Modifications to the Securities Purchase Agreement. The Investor agrees that the termination date with respect to the obligations of the Investor under the Securities Purchase Agreement set forth in Section 8 thereof shall be extended from February 28, 2025, to April 15, 2025.

3.	Effect; Continuing Validity. The Securities Purchase Agreement and the Exchange Agreement are amended to the extent necessary to give effect to this Amendment, and the terms of this Amendment shall supersede any contrary terms. Except as specifically set forth herein, the terms and conditions of the Securities Purchase Agreement and the Exchange Agreement shall remain unmodified and are hereby ratified by the parties. This Agreement in no way acts as a release or relinquishment of, and in no way affects, the liens, security interests and rights created by or arising under the Securities Purchase Agreement and the Exchange Agreement.

4.	This Agreement One of the Transaction Documents. From and after the date hereof, this Agreement is and shall be deemed a “Transaction Document” as used in the Securities Purchase Agreement and the Exchange Agreement.

5.	Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts, taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile or electronically shall be equally as effective as delivery of a manually executed counterpart of this Agreement.

IN WITNESS WHEREOF, the Company and Investor have caused this Second Omnibus Amendment to Transaction Documents to be duly executed by a duly authorized officer as of the date first written above.

COMPANY:
SONO GROUP N.V.

By: /s/ George O’Leary
Name: George O’Leary
Title: Chief Executive Officer and Managing Director

INVESTOR:
YA II PN, LTD.
By: Yorkville Advisors Global, LP Its: Investment Manger By: Yorkville Advisors Global II, LLC Its: General Partner
By: /s/ Michael Roselli
Name: Michael Rosselli
Title: Partner